Exhibit 23.6

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

Telephone (214) 368-6391 Fax (214) 369-4061 WWW.DEMAC.COM

March 11, 2026

Coterra Energy Inc.

Three Memorial City Plaza

840 Gessner Road, Suite 1400

Houston, Texas 77024

Ladies and Gentlemen:

We hereby consent to (i) the use of the name DeGolyer and MacNaughton, (ii) references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm, and (iii) the use of information from, and the inclusion of, our report of third party dated February 27, 2026, containing our opinion of the proved reserves, as of December 31, 2025, of Coterra Energy Inc. (“Coterra,” and such opinion, our “Letter Report”), by incorporation by reference into (1) the Registration Statement on Form S-4 (the “Registration Statement”) of Devon Energy Corporation (“Devon”) (including any amendments thereto) and (2) the related joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) of Devon and Coterra. We further consent to the reference to DeGolyer and MacNaughton under the heading “EXPERTS” in the Registration Statement and in the Proxy Statement/Prospectus.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716